Exhibit 99.6

Property Transfer Agreement (English Translation)

Seller: Shanxi Suo’ang Biological Science and Technology Company Limited	(Party A)

Buyer: Hanzhong Si Xiong Ke Chuang Business Company Limited	(Party B)

According to "Contract Law of the People's Republic of China" and other relevant laws, the buyer, Party B purchases the “Hanzhong City International Trade Center Building for the 1st to 3rd floors” from Party A, the following are the mutually agreed terms and conditions:

Item 1: Real estate basic situation

(1)	The real estate is situated at the west side of the Hanzhong town center square, the total area is 2,780 square meters; the usage is shopping mall.

(2)
Both sides confirmed, as the fact that Party A has not yet obtained the house property right and permits, the actual usable area, the public area and so on possibly can have some degrees of differences.

(3)
The facilities: In-house decoration as well as room heating, air conditioning, electric appliance and so on ancillary facilities. The house at present repair the Party A does not have the right to demolish the in-house facilities.

Item 2: Consideration

The consideration of this real estate agreed paid by installments for Total of RMB 19,200,000.

Item 3:  Payment method

Both parties agreed payment by installments scheduled as follows:

First payment: RMB 4,000,000 shall be paid within 10 days upon signing of this agreement;

Second payment: Further RMB 9,500,000 shall be paid within 180 days upon signing of this agreement;

Final payment: RMB 5,700,000 shall be paid before March 31, 2007.

Item 4:  Delivery of possession

(1)	After the contract was signed and Party A received 95% of the consideration, the legal title of above mentioned real estate would be transferred to Party B.

(2)	Before the delivery of possession, all electricity, water and building management fees are borne by Party A; all rental income belongs to Party A;

Item 5:   Buyer fails to perform

Shall Party B fail to complete the purchase in the manner contained in the agreement, the following penalty will be applied:

For any delay payment, a monthly interest rate shall be charged at 0.3%p.m.; and Party A has the rights to request for the following compensation:

(1)	Shall Party B pay the penalty of RMB 300,000 and the obligations of the agreement continue;

(2)	Shall Party B delay payment over 50 days, Party B shall be charged for further penalty of RMB 800,000 to Party A and the contract terminated immediately.

Item 6:

Similarly, shall Party A violate the terms of delivery of possession; Party B has the right to request for the following compensation:

(1)	Shall Party A pay the penalty of RMB 300,000 and the obligations of the agreement continue.

(2)	Shall Party A delay the delivery of possession over 50 days, Party B shall be charged for further penalty of RMB 800,000 to the Party B and the contract terminated immediately.

Item 7:

Party A should ensure the property is free from possession and financial encumbrances before the transfer of ownership. Otherwise, Party A shall take all responsibilities.

Party B should make close inspection of the property before the transfer of ownership. Other, Party B shall be responsible for the repair and maintenance.

Item 8:

The agreement related to property right:

(1)
When Party B fully paid the consideration, Party B shall apply the Ownership Certificate. Party A has the obligation to provide assistance to Party B. Shall Party A make mistakes and affect Party B failure to obtain the Ownership Certificate within 60 days, Party A is violated the contract. In this regard, Party A has to compensate Party B RMB 300,000. Shall other reasons such as the developer causing Party B fails to obtain the Ownership Certificate, Party A need not compensate.

(2)
As the property has not yet obtained the Ownership Certificate, both Parties A and B mutually agreed to change the terms of the agreement in order to consider this agreement is completed for all the obligations in the view of Party A as mentioned in Item 8 (1). That is, both Parties A and B mutually agreed to alternate the landlord as Party B in the original sales agreement with the developer. Party B shall be liable to pay for all related charges for obtaining the Ownership Certificate.

Item 9:

Parties A and B shall bear all the statutory expenses of the transfer of ownership.

Item 12:

All conflicts during implement of this contract shall be solved through negotiation. If problems cannot be settled, two parties agree to take either 1) arbitration in the board of arbitration in Hangzhong; or 2) litigation in Hanzhong’s court as the jurisdiction court.

Item 14:

This contract shall be effective after each party’s signature.

Item 15:

This contract is in quadruplicate. Party A and party B hold two contracts respectively. Each contract has the same legal effect with this contract.

Party A: Shaanxi Suo’ang Biological Science & Technology Co., Ltd.
Signature: /s/ Shaanxi Suo’ang Biological Science & Technology Co., Ltd.
Date: June 13, 2006

Party B: Hanzhong Si Xiong Ke Chuang Business Company Limited
Signature: /s/ Hanzhong Si Xiong Ke Chuang Business Company Limited
Date: June 13, 2006